Exhibit 10.6

ARTEMIS THERAPEUTICS, INC.

__________, 2022

Re: Warrant Exchange Agreement

Dear _____:

          Reference is made to that certain Warrant issued by Artemis Therapeutics, Inc., a Delaware corporation (the “Company”), to ___________ (the “Holder”), dated as of October 23, 2017 (the “Warrants”), attached hereto as Exhibit A, pursuant to which the Company granted the Holder a right to acquire up to an aggregate of _______ shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company at a per share exercise price of $2.00 (subject to certain adjustments as provided in the Warrant). The Warrant was issued by the Company pursuant to that certain Securities Purchase Agreement dated October 23, 2017 by and among the Company and the Holder (the “Securities Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Securities Purchase Agreement and the Warrant.

This letter agreement (the “Agreement”) is intended to document the agreement and understanding with respect to the circumstances under which (i) the Holder shall surrender the Warrant for cancellation, and (ii) the Company shall issue the Holder restricted shares of Common Stock as set forth herein.

The Company and the Holder have agreed as follows:

1.
Surrender of the Warrant. Within 2 days from the date of this Agreement, the Holder shall surrender the Warrant for cancellation by delivery of the original Warrant (or a lost warrant affidavit with customary indemnity) to the Company at its office or to the Company’s counsel, Sullivan & Worcester, LLP, 1633 Broadway, New York, NY 10019, Attention: Oded Har-Even, Esq. The Company and Holder further agrees that if the Warrant has been lost, mutilated or destroyed, an affidavit to such effect and indemnity reasonably acceptable to the Company, and the Warrant shall be deemed cancelled and of no further force or effect and shall thereafter represent only the right to receive the Shares even if the Holder fails to surrender the Warrant.

2.
Issuance of Replacement Shares. In connection with the surrender of the Warrant by the Holder, as set forth herein, and in order to induce the Holder to surrender the Warrant, upon delivery of the items pursuant to Section 1 hereof, the Company shall issue the Holder an aggregate of _______  shares of Common Stock (the “Replacement Shares”).

3.
Representations and Warranties of the Holder. The Holder shall be bound by and observe all the provisions and conditions of the Securities Purchase Agreement applicable to the Holder and hereby confirms the accuracy of the representations and warranties of the Holder set forth in Section 3.2 of the Securities Purchase Agreement in all material respects. In addition, the Holder represents and warrants that as of the date of this Agreement, the Holder has not sold the equity securities purchased with the Warrants pursuant to the Securities Purchase Agreement.

4.
Representations and Warranties of the Company. The Company hereby confirms the accuracy of the representations and warranties of the Company set forth in Section 3.1 of the Securities Purchase Agreement in all material respects except as such representations and warranties may have been changed, supplemented or amended by disclosure in SEC Reports filed subsequent to October 23, 2017.

5.
Governing Law and Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be construed, enforced and interpreted according to the laws of the State of New York, without giving effect to its principles of conflict or choice of laws. Each party agrees that all legal proceedings concerning the interpretations and enforcement of this Agreement and the transaction contemplated hereunder shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith.

6.
Miscellaneous. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may not be modified or amended except by a written instrument duly executed by the parties. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and when a counterpart has been executed by each of the parties hereto, all of the counterparts, when taken together, shall constitute one and the same agreement. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[signature page follows]

Please execute this Agreement in the space provided below in order to evidence your agreement with the terms hereof.

Sincerely,

ARTEMIS THERAPEUTICS, INC.

By:_____________________
Name:
Title:

Date: ________________

ACCEPTED AND AGREED:

HOLDER:

________________

By:_________________
Name:
Title:

Date: ________________

EXHIBIT A

Warrant

See attached.